UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004 (June 26, 2004)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statement and Exhibits
INDEPENDENT AUDITOR’S REPORT
Combined Statements of Net Assets to be Sold as of December 31, 2003, 2002 and 2001
Combined Statements of Direct Revenue and Direct Operating Expenses for the Years Ended December 31, 2003, 2002 and 2001
NOTES TO COMBINED FINANCIAL STATEMENTS
Combined Statement of Net Assets to be Sold as of June 26, 2004
Combined Statements of Direct Revenues and Direct Operating Expenses for the Six Months Ended June 26, 2004 and June 29, 2003
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 25, 2004
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2003
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 25, 2004
Notes to Unaudited Pro Forma Condensed Combined Statements of Operations
SIGNATURES
EXHIBIT 23.1

Item 9.01 Financial Statement and Exhibits

     As previously reported on a Current Report on Form 8-K dated June 26, 2004 (filed July 9, 2004) (the “Initial 8-K”), on June 26, 2004, Advanced Medical Optics, Inc. (“AMO”) completed its all-cash acquisition of Pfizer Inc.’s (“Pfizer”) ophthalmic surgical business (the “Business”).

     This Form 8-K/A is being filed to amend the Initial 8-K to include the Financial Statements of the Business and the Pro Forma Financial Information relating to AMO’s acquisition of the Business referred to below. Such information should be read in conjunction with the Initial 8-K. Since it is not practical to present complete historical financial statements of the Business because the Business shared many corporate resources with the rest of Pfizer’s ophthalmic franchise and businesses and Pfizer did not maintain the Business as a separate reporting unit, AMO has not included the full audited financial statements of the Business. Instead, AMO has provided combined statements of direct revenues and direct operating expenses and combined statements of net assets to be sold.

(a)	Financial statements of the businesses acquired.

The following financial statements are filed herewith:

•	Audited combined statements of net assets to be sold of the Business as of December 31, 2003, 2002 and 2001;

•	Audited combined statements of direct revenues and direct operating expenses of the Business for each of the years ended December 31, 2003, 2002 and 2001;

•	Unaudited combined statement of net assets to be sold of the Business as of June 26, 2004; and

•	Unaudited combined statements of direct revenues and direct operating expenses of the Business for the six months ended June 26, 2004 and June 29, 2003.

(b)	Pro forma financial information.

The following pro forma financial information is filed herewith:

•	Unaudited pro forma financial information as of June 25, 2004;

•	Unaudited pro forma financial information for the year ended December 31, 2003; and

•	Unaudited pro forma financial information for the six months ended June 25, 2004.

(c)	The following material is filed as an exhibit hereto:

23.1 Consent of Independent Registered Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
Pfizer Inc.:

     We have audited the accompanying combined statements of net assets to be sold as of December 31, 2003, 2002 and 2001, and the related combined statements of direct revenues and direct operating expenses for each of the years in the three year period ended December 31, 2003 of the Surgical Ophthalmic Business (the “Business”). These combined financial statements are the responsibility of the Business’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined financial statements were prepared to present the net assets to be sold and the direct revenues and direct operating expenses of the Business, pursuant to the basis of presentation as described in note 2 and the purchase agreement as described in note 11, and are not intended to be a complete presentation of the Business’s financial position, results of operations or cash flows.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business as of December 31, 2003, 2002 and 2001, and the Business’s direct revenues and direct operating expenses for each of the years in the three year period ended December 31, 2003, as described in note 2, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in note 2, in 2003, the fiscal year of the non-U.S. operations was changed to November 30. The 2003 combined statement of direct revenues and direct operating expenses includes the results for the 11 months ended November 30, 2003 for the non-U.S. operations of the Business.

KPMG LLP

April 16, 2004, except
as to note 11, which
is as of April 21, 2004

Surgical Ophthalmic Business
(A Business Within Pfizer Inc.’s Global Pharmaceutical Group)

Combined Statements of Net Assets to be Sold as of December 31, 2003, 2002 and 2001

	Years Ended December 31,
	2003	2002	2001
	(In thousands)
Assets
Inventories	$24,083	$21,771	$14,325
Accounts receivable	0	66	90
Prepaid expenses	607	585	423
Property, plant, and equipment, net	41,017	28,730	24,567
Goodwill	66,000	0	0
Intangible assets, net	284,200	0	0

Total assets	415,907	51,152	39,405

Liabilities
Accounts payable	1,524	611	1,229
Accrued compensation and related items	863	871	905
Accrued other current liabilities	1,576	1,726	1,113
Accrued long term liabilities	28	17	14
Non-current deferred income taxes	182	90	44

Total liabilities	4,173	3,315	3,305

Net assets to be sold	$411,734	$47,837	$36,100

See accompanying notes to combined financial statements.

Surgical Ophthalmic Business
(A Business Within Pfizer Inc.’s Global Pharmaceutical Group)

Combined Statements of Direct Revenue and Direct Operating Expenses
for the Years Ended December 31, 2003, 2002 and 2001

	Years Ended December 31,
	2003	2002	2001
	(In thousands)
Direct revenue, net	$146,980	$154,935	$159,619
Direct cost of sales	70,094	33,995	29,617

Gross profit	76,886	120,940	130,002

Direct operating expenses:
Selling and marketing expenses	42,834	43,156	48,928
Distribution expense	1,192	1,416	1,838
General and administrative expenses	4,431	5,914	7,614
Research and development expenses	2,788	3,364	7,859
Amortization of intangibles	9,800	0	0

Total direct operating expenses	61,045	53,850	66,239

Excess of direct revenue over direct expenses	$15,841	$67,090	$63,763

See accompanying notes to combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2003, 2002 and 2001
(Dollars in thousands)

1. Business Description

     Pfizer’s Surgical Ophthalmic Business (the “Business”) is comprised of a group of products within Pfizer Inc.’s Global Pharmaceutical Group, a division of Pfizer Inc. (“Pfizer”). The Business’s portfolio includes:

•	The Healon line of viscoelastic products

•	A range of intraocular lenses (IOLs) including Tecnis and CeeOn brands, and

•	The Baerveldt glaucoma shunt

     The Business maintains a balanced, global presence with coverage in each of the major surgical ophthalmic regions of the world. The Business operates in over 40 countries through manufacturing subsidiaries located in Sweden, the Netherlands and India that are completely dedicated to the Business and through other Pfizer subsidiaries that contain certain assets and operations attributable to the Business.

     On April 16, 2003, Pfizer acquired the Business as part of its acquisition of Pharmacia Corporation (“Pharmacia”). Prior to April 16, 2003, the business was part of a larger ophthalmic franchise within Pharmacia that included certain ophthalmic pharmaceutical products. The Business shared many corporate resources with the rest of the ophthalmic franchise and other Pharmacia businesses. Since the completion of Pfizer’s acquisition of Pharmacia, the relationship of the Business with Pfizer has remained largely similar to its structure under Pharmacia. The accompanying combined financial statements as of and for the years ended December 31, 2002 and 2001 reflect the Business when it was within Pharmacia. The financial statements for the year ended December 31, 2003 include the effects of purchase accounting associated with the Pfizer acquisition of Pharmacia. These effects require assets acquired and liabilities assumed to be recorded at the acquisition date at their respective fair values.

     Pfizer is currently reviewing its strategic alternatives regarding the Business, including the possible sale of the business. In the event that Pfizer elects to sell the Business, the transaction would include the inventories and property, plant and equipment that relate exclusively to the Business that could be segregated and conveyed to the purchaser. Generally, accounts receivable for these products are not separately identifiable; therefore they would not be included with the sale of the Business. The only other assets and liabilities that would transfer to the buyer would be those items associated with the conveyed subsidiaries or accruals specifically associated with transferred employees and not contractually retained by Pfizer.

2. Basis of Presentation

     The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results could differ from those estimates. Significant accounting estimates used include estimates for depreciation, amortization, inventory valuation allowances, sales provisions, and direct operating cost allocations. Management believes that it has exercised reasonable judgment in deriving these amounts. The Business is subject to risks and uncertainties that may cause actual results to differ from estimated results, such as changes in the business environment, competition, foreign exchange rates, and legislation.

     The accompanying combined financial statements as of and for the years ended December 31, 2002 and 2001 are based upon the respective calendar years. Following the acquisition of Pharmacia by Pfizer in April, 2003 the non-U.S. operations changed their fiscal year end from December 31 to November 30, to conform to Pfizer’s accounting policies. As a result, the Statement of Direct Revenues and Direct Operating Expenses for 2003 includes the results from the 11 months ended November 30 for non-U.S. operations and 12 months ended December 31 for U.S.

operations. The Statement of Net Assets to be Sold at December 31, 2003 includes the assets and liabilities for non-U.S. operations as of November 30, 2003. The results in 2003 also include additional non-cash charges attributable to the step-up in the basis to fair value of inventory, property, plant and equipment and intangible assets resulting from the acquisition. See Note 4.

     The Statement of Net Assets to be Sold include entities in Sweden and the Netherlands and specific business assets, principally inventory, in the remainder of the markets. Balance sheet amounts in the other markets such as cash, accounts receivable, and accounts payable are not separately identified for the Business. Cash from the Business is not included the accompanying combined statements of net assets to be sold at December 31, 2003, 2002 and 2001 since this cash is included in Pfizer’s centralized cash management system. Complete financial statements were not prepared as Pharmacia and Pfizer did not maintain the Business as a separate reporting unit. After the acquisition of Pharmacia the Business continued to be operated within the pharmaceutical group.

     The combined statements of direct revenue and direct operating expenses include the revenues and operating expenses directly attributable to the development, manufacture, sale, and distribution of the products comprising the Business. They also include an allocation of costs attributable to the sale and distribution of the products comprising the Business, which have not been historically segregated by Pharmacia in its accounting records. These additional allocated costs are incurred in the local markets in which the Business sells and distributes the products. Pfizer management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred by the Business on a stand alone basis. The combined statements of direct revenues and direct operating expenses do not include interest expense, foreign exchange transaction gains and losses, income taxes, or any other indirect expenses not noted above. All significant intercompany transactions and balances have been eliminated from these financial statements.

3. Summary of Accounting Policies

  Revenue recognition

     The Business’ product portfolio comprised of the Healon line of viscoelastic products, intraocular lenses (IOL) including Tecnis and CeeOn brands, and the Baerveldt glaucoma shunt are primarily sold to hospitals, ambulatory surgical centers, and other physicians and facilities that perform cataract surgical procedures. The Business records revenue from product sales when the goods are shipped and title to products and risk of loss passes to the customer. Revenue comprises the sale of products, net of sales discounts and an estimate of product returns. Volume, promotional, price, cash and other discounts and customer incentives are accounted for as a reduction of revenue in accordance with Emerging Issues Task Force No. 01-09, Accounting for Consideration Given by a Vendor to a Customer.

     The practice of consigning inventory is common throughout the industry for IOL products. The United States, Europe and Japan are the primary markets where consignment of inventory is prevalent. Revenue related to this inventory is recognized when ownership passes to the customers, typically upon implant into a patient.

  Direct cost of sales

     Direct cost of sales includes all variable and fixed costs associated with manufacturing the product, including raw materials, packaging supplies, direct labor, indirect labor, the cost of goods purchased from third parties and fixed factory overheads including depreciation. In 2003, direct cost of sales also includes the effects of inventory and property, plant and equipment being stepped-up to fair value. See Note 4.

  Direct selling and marketing expenses

     Direct selling expenses reflect the cost of sales representatives including travel and entertainment. In certain markets where the Business was allocated such expenses from Pharmacia’s Ophthalmic Group marketing expenses represent non-trade promotion marketing, which included media advertising, samples, seminars and symposia and allocated overhead expenses. These expenses were allocated to the Business based upon specific identification of expenses incurred or management estimates of resources utilized. Advertising and promotion expenses were $12,711, $15,051 and $14,093 for 2003, 2002 and 2001, respectively.

Direct distribution expense

     Certain costs incurred at the production facilities and distribution centers have been allocated to the Business on various bases, including percentage of floor space and activity level. Management believes that these allocations are representative of the activities of the Business.

Direct general and administrative expense

     Direct general and administrative expenses are primarily costs incurred by Pharmacia’s Ophthalmic Group and allocated to the Business based upon management’s estimate of resources utilized by the Business.

Direct research and development expense

     Direct research and development expenses are primarily costs incurred in the Netherlands subsidiary and are related to the IOL product line.

Inventories

     Inventories are valued at the lower of cost or market, with cost determined for finished goods and work-in-process on the first-in first-out (FIFO) method. Raw material inventories are stated at actual cost.

Depreciation, Amortization and Long-Lived Assets

     Property, plant and equipment are carried at cost less accumulated depreciation. Major improvements are capitalized while maintenance and repairs are expensed when incurred. Depreciation is generally computed on a straight-line basis over the following estimated useful lives:

Buildings and building improvements	25 years
Machinery and equipment	8 - 12 years
Laboratory instruments	3 - 6 years
Furniture, fixtures and other	3 - 12 years

     Intangible assets are recorded at their acquisition cost and are amortized evenly over 20 years (estimated useful life). Impairment tests of long-lived assets are made when conditions indicate a possible loss. When necessary, the Business records charges for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

     Goodwill relating to Pfizer’s acquisition of Pharmacia was allocated to the Business based on the Business’s fair value. Goodwill represents the difference between the fair value of Business and the fair value of its net assets. Goodwill is not amortized and is subject to annual review for impairment.

Foreign Currency Translation

     For international operations, local currencies have been determined to be their functional currencies. Assets and liabilities were translated into their U.S. dollar equivalents at rates in effect at the balance sheet dates. Revenue and expense items were translated into their U.S. dollar equivalents at average rates of exchange for the period. Translation gains and losses are not included in the accompanying combined statements of net assets to be sold because they have historically not been separately identified for the Business.

Concentration of Credit Risk

     The Business does not have significant concentrations of credit risk from its customers. Periodically, the Business reviews the credit quality of its customers’ financial condition. In general, there is no requirement for collateral from customers.

Benefit Plans

     Substantially all the Business’s active employees participate in Pfizer benefit plans and previously in Pharmacia benefit plans. The combined statements of direct revenue and direct operating expenses include an allocation from Pfizer and Pharmacia for the costs associated with the Business’ employees who participate in these plans. Pfizer expects to retain this liability; therefore it is excluded from the Combined Statements of Net Assets to be Sold.

New Accounting Standards

     In January 2003, the Business adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. In January 2003, the Business also adopted the provisions of FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. The adoption of SFAS No. 143 and FIN 46 did not have a material impact on the financial statements.

4. Pharmacia Acquisition

Description of Acquisition

     On April 16, 2003, Pfizer acquired Pharmacia for a purchase price of approximately $56 billion. The acquisition was accounted for as a purchase business combination. Under the purchase method of accounting, the assets acquired and liabilities assumed from Pharmacia are recorded at the date of acquisition, at their respective fair values. The consolidated financial statements and reported results of operations of Pfizer issued after completion of the acquisition reflect these values.

Allocation of Purchase Price

     The above purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed. The allocation of the purchase price to the Business resulted in adjusting inventories, property, plant and equipment up to their respective fair values at the acquisition date. Acquired identifiable intangible assets were also recognized at their respective fair values. Goodwill was allocated to the Business based on the difference between the Business’s fair value and the fair value of its net assets. For other assets and liabilities, their carrying values approximated fair value and no adjustments were made to their respective carrying values.

     Purchase accounting adjustments to increase carrying values to fair value were as follows:

Inventories(a)		$32,821
Property, plant and equipment(b)		4,542
Goodwill		66,000
Intangible assets (Developed Technology Rights)(c):
Healon	234,000
Tecnis Lenses	6,000
CeeOn Lenses	46,000
Other	8,000

		294,000

Adjustments to fair value of Business assets		$397,363

(a)	The increase to fair value for acquired inventory was comprised of an increase to finished goods of $23,295 and work in process of $9,526.

The fair value of acquired inventory, developed in consultation with independent valuation specialists, was determined as follows:

•	Finished goods — the estimated selling price less the cost of disposal and a reasonable profit for the selling effort.

•	Work in process — the estimated selling price of finished goods less the cost to complete, cost of disposal and a reasonable profit for the selling and remaining manufacturing efforts.

•	Raw materials — estimated current replacement cost, approximated Pharmacia’s historical cost.

(b)	Components of the increase to fair value for acquired property, plant and equipment are as follows:

2003
Land	$(401)
Buildings	3,546
Machinery and equipment	1,397

Total	$4,542

The fair value of acquired property, plant and equipment, developed in consultation with independent valuation specialists, was valued at its value-in-use, unless there was a known plan to dispose of an asset.

(c)	Developed technology rights represent the value associated with developed technology from Pharmacia to which Pfizer has rights. These rights can include the right to develop, use, market, sell and/or offer for sale the products and intellectual property that Pfizer acquired from Pharmacia with respect to products and/or processes that have been completed.

The fair value of identifiable intangible assets is determined using the “income approach” on a project-by-project basis. This method starts with a forecast of all of the expected future net cash flows. These net cash flow projections do not anticipate any revenue or cost synergies. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk factors associated with the cash flow streams, some of which are more certain than others.

The forecast of future cash flows for identifiable intangible assets requires the following assumptions to be made:

•	Revenue that is reasonably likely to result from the approved and unapproved, potential uses of identifiable assets that includes the estimated number of units to be sold, estimated selling prices, estimated market penetration and estimated market share and year-over-year growth rates over the product life cycles.

•	Cost of sales using historical data, industry data or other sources of market data.

•	Sales and marketing expense using historical data, industry data or other sources of market data.

•	General and administrative expenses.

•	R&D expenses.

•	The estimated life of product or potential product.

The valuations are based on the information that is available as of the acquisition date and the expectations and assumptions that have been deemed reasonable by the Business and Pfizer’s management. No assurance can be given, however, that the underlying assumptions or events associated with such assets will occur as projected. For these reasons, among others, the actual results may vary from the projected results.

Impact on Operations

     As a result of the acquisition and the adjustments to the carrying value of certain assets of the Business to increase them to their fair values, additional non-cash charges are now reflected in the Statement of Direct Revenues and Direct Operating Expenses. The 2003 statement is impacted as follows:

2003
Direct Cost of Sales(a)	$33,541
Amortization of Intangibles(b)	9,800

Impact of Purchase Accounting in 2003	$43,341

(a)	Includes $32,821 relating to the step-up in basis of inventory. This charge is fully recognized in 2003 and will not recur in subsequent years. Also included in Direct Cost of Sales is additional depreciation of $720 relating to the step-up in basis in property, plant and equipment. On an annual basis this additional depreciation charge will be approximately $1,080.

(b)	Represents amortization of developed technology rights of $9,800. On an annual basis such amortization will be approximately $14,700.

5.	Corporate and Pharmaceutical Group Overhead Costs

     Corporate overhead costs relating to functions such as personnel, legal, accounting, treasury, and information systems have not been allocated to the Business because these costs are not separately identified in the accounting records for the Business. In addition, management believes that these costs would not be representative of the costs that would have been or will be incurred by the Business operating independently from Pfizer or Pharmacia.

     Pharmaceutical Group overhead costs relating to personnel, quality control, regulatory compliance, finance, and business development also have not been allocated to the Business, for the same reasons as the corporate overhead costs noted above.

6.	Inventories

     Inventories consist of the following:

	2003	2002	2001
Raw materials	$4,666	$3,718	$2,928
Work in process	2,180	3,562	2,158
Finished goods	17,237	14,491	9,239

Total inventories	$24,083	$21,771	$14,325

     7. Property, Plant and Equipment

     Significantly all of the property, plant and equipment being sold relates to the manufacturing and distribution facilities in Uppsala, Sweden, Groningen, Netherlands and Bangalore, India and consist of the following:

	2003	2002	2001
Land, buildings and building improvements	$29,709	$22,137	$18,716
Machinery and equipment	41,156	40,275	32,942
Furniture, fixtures and other	883	956	851
Construction in progress	8,985	6,048	3,695

	80,733	69,416	56,204
Less: accumulated depreciation	(39,716)	(40,686)	(31,637)

Net property, plant and equipment	$41,017	$28,730	$24,567

     Depreciation expense totaled $2,717, $1,984 and $2,225 for the years ended December 31, 2003, 2002 and 2001, respectively.

8. Intangibles

     The components of identifiable intangible assets are:

2003
Intangible assets:
Developed technology rights:
Healon	$234,000
Tecnis Lenses	6,000
CeeOn Lenses	46,000
Other Surgical Ophthalmology	8,000

294,000
Less: accumulated amortization	(9,800)

Net identifiable intangible assets	$284,200

     Amortization expense for the intangible assets was $9,800 in 2003. Expected amortization expense for each of the next 5 years is $14,700 per year.

9.	Geographic Information

     Surgical Ophthalmology operates in one business segment. The Business primarily sells its products to hospitals, ambulatory surgical centers, and other physicians and facilities that perform cataract surgical procedures. The following table presents direct revenue and long lived assets by geographic location:

						United	All Other
		Sweden	Netherlands	India	Japan	States	Countries	Consolidated
Direct revenue, net	2003	$831	$1,643	$2,440	$34,828	$37,214	$70,024	$146,980
	2002	1,282	1,579	1,971	39,895	38,780	71,428	154,935
	2001	1,357	1,877	1,531	45,719	38,921	70,214	159,619
Long-lived assets	2003	311,903	74,501	3,856	520	0	437	391,217
	2002	14,718	8,949	4,249	456	0	358	28,730
	2001	11,232	8,063	4,573	342	0	357	24,567

10.	Legal Proceedings and Contingencies

     The Business is involved in various patent, environmental and tax claims and litigations that arise from time to time in the ordinary course of business. Management believes that it has valid defenses with respect to the legal matters pending against it and it believes that the ultimate resolution of these matters will not have a material adverse impact on its financial condition, results of operations, or cash flows.

11.	Subsequent Event

     On April 21, 2004 Pfizer announced that they have entered into a definitive agreement for Advanced Medical Optics to acquire the Business for $450,000.

Surgical Ophthalmic Business
(A Business Within Pfizer Inc.’s Global Pharmaceutical Group)

Combined Statement of Net Assets to be Sold as of June 26, 2004
(Dollars in Thousands)

June 26, 2004
Assets:	(Unaudited)
Inventories	$25,483
Prepaid expenses	550
Property, plant, and equipment, net	38,800
Goodwill	66,000
Intangible assets, net	276,850

Total assets	407,683

Liabilities:
Accounts payable	815
Accrued compensation and related items	2,124
Accrued other current liabilities	1,814
Accrued long term liabilities	101
Non-current deferred income taxes	180

Total liabilities	5,034

Net assets to be sold	$402,649

See accompanying notes to combined financial statements.

SURGICAL OPHTHALMIC BUSINESS

(A Business Within Pfizer Inc.’s Global Pharmaceutical Group)

Combined Statements of Direct Revenues and Direct Operating Expenses for the Six Months Ended June 26, 2004 and June 29, 2003
(Dollars in Thousands)

	Six Months Ended
	June 26, 2004	June 29, 2003
Direct revenues, net	$74,877	$81,058
Direct cost of sales	21,623	29,419

Gross profit	53,254	51,639

Direct operating expenses:
Selling and marketing expenses	21,884	22,163
Distribution expense	1,545	577
General and administrative expenses	1,373	1,853
Research and development expenses	1,424	1,343
Amortization of intangibles	7,350	3,063

Total direct operating expenses	33,576	28,999

Excess of direct revenue over direct expenses	$19,678	$22,640

See accompanying notes to combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS
JUNE 26, 2004
(Dollars in thousands)

1. Business Description

Pfizer’s Surgical Ophthalmic Business (the “Business”) is comprised of a group of products within Pfizer Inc.’s Global Pharmaceutical Group, a division of Pfizer Inc. (“Pfizer”). The Business’s portfolio includes:

•	The Healon line of viscoelastic products

•	A range of intraocular lenses (IOLs) including Tecnis and CeeOn brands, and

•	The Baerveldt glaucoma shunt

The Business maintains a balanced, global presence with coverage in each of the major surgical ophthalmic regions of the world. The Business operates in over 40 countries through manufacturing subsidiaries located in Sweden, the Netherlands and India that are completely dedicated to the Business and through other Pfizer subsidiaries that contain certain assets and operations attributable to the Business.

On April 16, 2003, Pfizer acquired the Business as part of its acquisition of Pharmacia Corporation (“Pharmacia”). Prior to April 16, 2003, the business was part of a larger ophthalmic franchise within Pharmacia that included certain ophthalmic pharmaceutical products. The Business shared many corporate resources with the rest of the ophthalmic franchise and other Pharmacia businesses. Since the completion of Pfizer’s acquisition of Pharmacia, the relationship of the Business with Pfizer has remained largely similar to its structure under Pharmacia. The financial statements as of and for the six months ended June 26, 2004 and for the six months ended June 29, 2003 include the effects of purchase accounting associated with the Pfizer acquisition of Pharmacia. These effects require assets acquired and liabilities assumed to be recorded at the acquisition date at their respective fair values.

On April 21, 2004 Pfizer entered into a definitive agreement for Advanced Medical Optics to acquire the Business for $450,000. The transaction will include the inventories and property, plant and equipment that relate exclusively to the Business that could be segregated and conveyed to the purchaser. Generally, accounts receivable for these products are not separately identifiable; therefore they would not be included with the sale of the Business. The only other assets and liabilities that would transfer to the buyer would be those items associated with the conveyed subsidiaries or accruals specifically associated with transferred employees and not contractually retained by Pfizer.

2. Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results could differ from those estimates. Significant accounting estimates used include estimates for depreciation, amortization, inventory valuation allowances, sales provisions, and direct operating cost allocations. Management believes that it has exercised reasonable judgment in deriving these amounts. The Business is subject to risks and uncertainties that may cause actual results to differ from estimated results, such as changes in the business environment, competition, foreign exchange rates, and legislation.

Following the acquisition of Pharmacia by Pfizer in April 2003 the non-U.S. operations changed their fiscal year end from December 31 to November 30, to conform to Pfizer’s accounting policies. As a result, the Statement of Direct Revenues and Direct Operating Expenses for 2004 includes the results from the 6 months ended May 23, 2004 for non-U.S. operations and 6 months ended June 26, 2004 for U.S. operations. The Statement of Net Assets to be Sold at June 26, 2004 includes the assets and liabilities for non-U.S. operations as of May 23, 2004. Since the closing date for the sale of the Business to AMO was June 26, 2004 the US operations are reflected as of and through this date.

The Statement of Net Assets to be Sold include entities in Sweden and the Netherlands and specific business assets, principally inventory, in the remainder of the markets. Balance sheet amounts in the other markets such as cash, accounts receivable, and accounts payable are not separately identified for the Business. Cash from the Business is not included the accompanying combined statements of net assets to be sold since this cash is included in Pfizer’s centralized cash management system. Complete financial statements were not prepared as Pharmacia and Pfizer did not maintain the Business as a separate reporting unit. After the acquisition of Pharmacia the Business continued to be operated within the pharmaceutical group.

The Combined Statements of Direct Revenue and Direct Operating Expenses include the revenues and operating expenses directly attributable to the development, manufacture, sale, and distribution of the products comprising the Business. They also include an allocation of costs attributable to the sale and distribution of the products comprising the Business, which have not been historically segregated by Pharmacia in its accounting records. These additional allocated costs are incurred in the local markets in which the Business sells and distributes the products. Pfizer management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred by the Business on a stand alone basis. The combined statements of direct revenues and direct operating expenses do not include interest expense, foreign exchange transaction gains and losses, income taxes, or any other indirect expenses not noted above. All significant intercompany transactions and balances have been eliminated from these financial statements.

3. Summary of Accounting Policies

Revenue recognition

The Business’ product portfolio comprised of the Healon line of viscoelastic products, intraocular lenses (IOL) including Tecnis and CeeOn brands, and the Baerveldt glaucoma shunt are primarily sold to hospitals, ambulatory surgical centers, and other physicians and facilities that perform cataract surgical procedures. The Business records revenue from product sales when the goods are shipped and title to products and risk of loss passes to the customer. Revenue comprises the sale of products, net of sales discounts and an estimate of product returns. Volume, promotional, price, cash and other discounts and customer incentives are accounted for as a reduction of revenue in accordance with Emerging Issues Task Force No. 01-09, Accounting for Consideration Given by a Vendor to a Customer.

The practice of consigning inventory is common throughout the industry for IOL products. The United States, Europe and Japan are the primary markets where consignment of inventory is prevalent. Revenue related to this inventory is recognized when ownership passes to the customers, typically upon implant into a patient.

Direct cost of sales

Direct cost of sales includes all variable and fixed costs associated with manufacturing the product, including raw materials, packaging supplies, direct labor, indirect labor, the cost of goods purchased from third parties and fixed factory overheads including depreciation. Direct cost of sales also includes the effects of inventory (2003) and property, plant and equipment (2003 and 2004) being adjusted to reflect their respective fair values. See Note 4.

Direct selling and marketing expenses

Direct selling expenses reflect the cost of sales representatives including travel and entertainment. In certain markets where the Business was allocated such expenses from Pharmacia’s Ophthalmic Group marketing expenses represent non-trade promotion marketing, which included media advertising, samples, seminars and symposia and allocated overhead expenses. These expenses were allocated to the Business based upon specific identification of expenses incurred or management estimates of resources utilized. Advertising and promotion expenses were $6,524 and $6,433 for 2004 and 2003, respectively.

Direct distribution expense

Certain costs incurred at the production facilities and distribution centers have been allocated to the Business on various bases, including percentage of floor space and activity level. Management believes that these allocations are representative of the activities of the Business.

Direct general and administrative expense

Direct general and administrative expenses are primarily costs incurred by Pharmacia’s Ophthalmic Group and allocated to the Business based upon management’s estimate of resources utilized by the Business.

Direct research and development expense

Direct research and development expenses are primarily costs incurred in the Netherlands subsidiary and are related to the IOL product line.

Inventories

Inventories are valued at the lower of cost or market, with cost determined for finished goods and work-in-process on the first-in first-out (FIFO) method. Raw material inventories are stated at actual cost.

Depreciation, Amortization and Long-Lived Assets

Property, plant and equipment are carried at cost less accumulated depreciation. Major improvements are capitalized while maintenance and repairs are expensed when incurred. Depreciation is generally computed on a straight-line basis over the following estimated useful lives:

Buildings and building improvements	25	years
Machinery and equipment	8 - 12	years
Laboratory instruments	3 - 6	years
Furniture, fixtures and other	3 - 12	years

Intangible assets are recorded at their acquisition cost and are amortized on a straight-line basis over 20 years (estimated useful life). Impairment tests of long-lived assets are made when conditions indicate a possible loss. When necessary, the Business records charges for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

Goodwill relating to Pfizer’s acquisition of Pharmacia was allocated to the Business based on the Business’s fair value. Goodwill represents the difference between the fair value of Business and the fair value of its net assets. Goodwill is not amortized and is subject to annual review for impairment.

Foreign Currency Translation

For international operations, local currencies have been determined to be their functional currencies. Assets and liabilities were translated into their U.S. dollar equivalents at rates in effect at the balance sheet dates. Revenue and expense items were translated into their U.S. dollar equivalents at average rates of exchange for the period. Translation gains and losses are not included in the accompanying combined statements of net assets to be sold because they have historically not been separately identified for the Business.

Concentration of Credit Risk

The Business does not have significant concentrations of credit risk from its customers. Periodically, the Business reviews the credit quality of its customers’ financial condition. In general, there is no requirement for collateral from customers.

Benefit Plans

Substantially all the Business’s active employees participate in Pfizer benefit plans and previously in Pharmacia benefit plans. The combined statements of direct revenue and direct operating expenses include an allocation from Pfizer and Pharmacia for the costs associated with the Business’ employees who participate in these plans. Pfizer expects to retain this liability; therefore it is excluded from the Combined Statement of Net Assets to be Sold.

4. Pharmacia Acquisition

Description of Acquisition

On April 16, 2003, Pfizer acquired Pharmacia for a purchase price of approximately $56 billion. The acquisition was accounted for as a purchase business combination. Under the purchase method of accounting, the assets acquired and liabilities assumed from Pharmacia are recorded at the date of acquisition, at their respective fair values. The consolidated financial statements and reported results of operations of Pfizer issued after completion of the acquisition reflect these values.

Allocation of Purchase Price

The above purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed. The allocation of the purchase price to the Business resulted in adjusting inventories, property, plant and equipment up to their respective fair values at the acquisition date. Acquired identifiable intangible assets were also recognized at their respective fair values. Goodwill was allocated to the Business based on the difference between the Business’s fair value and the fair value of its net assets. For other assets and liabilities, their carrying values approximated fair value and no adjustments were made to their respective carrying values.

Purchase accounting adjustments to increase carrying values to fair value were as follows:

Inventories (a)		$32,821
Property, plant and equipment (b)		4,542
Goodwill		66,000
Intangible assets (Developed Technology Rights) (c):
Healon	234,000
Tecnis Lenses	6,000
CeeOn Lenses	46,000
Other	8,000

		294,000

Adjustments to fair value of Business assets		$397,363

(a)	The increase to fair value for acquired inventory was comprised of an increase to finished goods of $23,295 and work in process of $9,526.

The fair value of acquired inventory, developed in consultation with independent valuation specialists, was determined as follows:

•	Finished goods – the estimated selling price less the cost of disposal and a reasonable profit for the selling effort.

•	Work in process - the estimated selling price of finished goods less the cost to complete, cost of disposal and a reasonable profit for the selling and remaining manufacturing efforts.

•	Raw materials – estimated current replacement cost, approximated Pharmacia’s historical cost.

(b)	Components of the increase to fair value for acquired property, plant and equipment are as follows:

2003
Land	$(401)
Buildings	3,546
Machinery and equipment	1,397

Total	$4,542

The fair value of acquired property, plant and equipment, developed in consultation with independent valuation specialists, was valued at its value-in-use, unless there was a known plan to dispose of an asset.

(c)	Developed technology rights represent the value associated with developed technology from Pharmacia to which Pfizer has rights. These rights can include the right to develop, use, market, sell and/or offer for sale the products and intellectual property that Pfizer acquired from Pharmacia with respect to products and/or processes that have been completed.

The fair value of identifiable intangible assets is determined using the “income approach” on a project-by-project basis. This method starts with a forecast of all of the expected future net cash flows. These net cash flow projections do not anticipate any revenue or cost synergies. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk factors associated with the cash flow streams, some of which are more certain than others.

The forecast of future cash flows for identifiable intangible assets requires the following assumptions to be made:

•	Revenue that is reasonably likely to result from the approved and unapproved, potential uses of identifiable assets that includes the estimated number of units to be sold, estimated selling prices, estimated market penetration and estimated market share and year-over-year growth rates over the product life cycles.

•	Cost of sales using historical data, industry data or other sources of market data.

•	Sales and marketing expense using historical data, industry data or other sources of market data.

•	General and administrative expenses.

•	R&D expenses.

•	The estimated life of product or potential product.

The valuations are based on the information that is available as of the acquisition date and the expectations and assumptions that have been deemed reasonable by the Business and Pfizer’s management. No assurance can be given, however, that the underlying assumptions or events associated with such assets will occur as projected. For these reasons, among others, the actual results may vary from the projected results.

Impact on Operations

As a result of the acquisition and the adjustments to the carrying value of certain assets of the Business to increase them to their fair values, additional non-cash charges are now reflected in the Statement of Direct Revenues and Direct Operating Expenses. The 2004 statement is impacted as follows:

2004
Direct Cost of Sales (a)	$538
Amortization of Intangibles (b)	7,350

Impact of Purchase Accounting in 2004	$7,888

(a)	Represents additional depreciation relating to the step-up in basis in property, plant and equipment. On an annual basis this additional depreciation charge will be approximately $1,080.

(b)	Represents amortization of developed technology rights. On an annual basis such amortization will be approximately $14,700.

5.	Corporate and Pharmaceutical Group Overhead Costs

Corporate overhead costs relating to functions such as personnel, legal, accounting, treasury, and information systems have not been allocated to the Business because these costs are not separately identified in the accounting records for the Business. In addition, management believes that these costs would not be representative of the costs that would have been or will be incurred by the Business operating independently from Pfizer or Pharmacia.

Pharmaceutical Group overhead costs relating to personnel, quality control, regulatory compliance, finance, and business development also have not been allocated to the Business, for the same reasons as the corporate overhead costs noted above.

6. Inventories

Inventories consist of the following:

2004
Raw materials	$4,662
Work in process	3,928
Finished goods	16,893

Total inventories	$25,483

7.	Property, Plant and Equipment

Significantly all of the property, plant and equipment being sold relates to the manufacturing and distribution facilities in Uppsala, Sweden, Groningen, Netherlands and Bangalore, India and consist of the following:

2004
Land, buildings and building improvements	$29,633
Machinery and equipment	38,883
Furniture, fixtures and other	793
Construction in progress	10,731

80,040
Less: accumulated depreciation	(41,240)

Net property, plant and equipment	$38,800

Depreciation expense totaled $1,784 and $1,359 for 2004 and 2003, respectively.

8. Intangibles

The components of identifiable intangible assets are:

2004
Intangible assets:
Developed technology rights:
Healon	$234,000
Tecnis Lenses	6,000
CeeOn Lenses	46,000
Other Surgical Ophthalmology	8,000

294,000
Less: accumulated amortization	(17,150)

Net identifiable intangible assets	$276,850

Amortization expense for the intangible assets was $7,350 and $3,063 in 2004 and 2003, respectively. Expected amortization expense for each of the next 5 years is $14,700 per year.

9. Legal Proceedings and Contingencies

The Business is involved in various patent, environmental and tax claims and litigations that arise from time to time in the ordinary course of business. Management believes that it has valid defenses with respect to the legal matters pending against it and it believes that the ultimate resolution of these matters will not have a material adverse impact on its financial condition, results of operations, or cash flows.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Transactions, as defined, on our historical financial position and our results of operations. We have derived our historical consolidated financial data for the year ended December 31, 2003 from our audited consolidated financial statements. We have derived our historical consolidated financial data as of and for the six months ended June 25, 2004 from our unaudited condensed consolidated financial statements.

     We have derived the historical combined financial data for Pfizer’s ophthalmic surgical business (the “Business”) for the year ended December 31, 2003 from its audited combined financial statements included elsewhere herein. We have derived its historical combined financial data as of and for the six months ended June 26, 2004 from its unaudited condensed combined financial statements included elsewhere herein. The historical combined financial data of the Business include only the net assets to be sold and the direct revenues and direct operating expenses, including allocated expenses, of the Business and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Business in conformity with GAAP. Accordingly, the historical combined financial data may not be indicative of results that would have occurred had the Business been operated as a separate stand-alone entity.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the six months ended June 25, 2004 assume that the Transactions took place on January 1, 2003. The unaudited pro forma condensed combined balance sheet as of June 25, 2004 assumes that the Transactions took place on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Transactions occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period.

     The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. A final determination of fair values relating to the Acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. These adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements below.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions, our historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2004 and the historical combined financial statements and related notes of the Business included elsewhere herein.

The Acquisition of Pfizer’s Ophthalmic Surgical Business and Related Financing Transactions

The Pfizer Ophthalmic Surgical Business Acquisition

On June 26, 2004, pursuant to a stock and asset purchase agreement dated as of April 21, 2004 between us and Pfizer, we completed our $450 million all-cash acquisition of the Business (the “Acquisition”). The assets acquired from Pfizer and its subsidiaries include the Healon line of viscoelastic products used in ocular surgery, CeeOn and Tecnis intraocular lenses used in cataract surgery and the Baerveldt glaucoma shunt. We also acquired related manufacturing and research and development facilities in Groningen, Netherlands; Uppsala, Sweden; and Bangalore, India. We intend to continue to use these facilities for the manufacturing and research and development of the related assets acquired from Pfizer and its subsidiaries. We financed the Acquisition and related expenses with a portion of the net proceeds from the June 22, 2004 issuance of $350 million aggregate principal amount of our 2.50% convertible senior subordinated notes due 2024 (the “2.50% Notes”) and borrowings under our amended senior credit facility.

Amended Senior Credit Facility

In connection with the Acquisition, on June 25, 2004, we amended and restated our senior credit facility to provide for a $250 million term loan and a $100 million revolving credit facility, both maturing on June 25, 2009, which is collateralized by substantially all of our assets and the assets of the guarantors thereunder. We used the proceeds from the term loan to fund a portion of the Acquisition purchase price. Our revolving credit facility was undrawn upon completion of the Acquisition.

Tender Offer and Consent Solicitation

On June 9, 2004, we commenced a cash tender offer to purchase the outstanding $70 million aggregate principal amount of our 9¼% senior subordinated notes due 2010 and a consent solicitation to amend the related indenture to eliminate substantially all of the restrictive covenants and certain events of default. We received tenders and consents representing 100% of the 9¼% senior subordinated notes. In June 2004, we used a portion of the net proceeds from the 2.50% Notes to repurchase the 9¼% senior subordinated notes tendered and to pay the related consent fees. Following the completion of the tender offer, no 9¼% senior subordinated notes remained outstanding. As a result of the tender offer, we recorded in the second quarter of 2004 a cash charge of approximately $10.8 million.

Private Exchanges

In the second and third quarters of 2004, we exchanged approximately $111.6 million aggregate principal amount of our outstanding 3½% convertible senior subordinated notes due 2023 (the “3½% Notes”) for approximately 5.9 million shares of our common stock and approximately $4.6 million in cash in privately negotiated transactions with a limited number of holders (the “Private Exchanges”). As a result of the Private Exchanges, we recorded in the second quarter of 2004 a non-cash charge of approximately $107.2 million and a cash charge of approximately $4.6 million, and we recorded a non-cash charge of approximately $0.6 million in the third quarter of 2004.

Japan Term Loan

In June 2004, our Japan subsidiary repaid its 2.5 billion yen-denominated (USD $22.4 million equivalent) term loan facility, which was collateralized by the subsidiary’s accounts receivable and inventory, with cash on hand and borrowings under our then-existing revolving credit facility, which we repaid with cash from operations in the second quarter of 2004.

Throughout this report, we refer to the issuance of the 2.50% Notes, the Acquisition, the amendment to our senior credit facility and the initial borrowings thereunder, the cash tender offer and related consent solicitation, the Private Exchanges and the repayment of the Japan term loan, collectively as the “Transactions.”

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 25, 2004

		Historical
	Historical	Acquired	Pro Forma			Pro Forma
	AMO	Business	Adjustments(1)			Combined
	(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$77,120	$—		$—		$77,120
Trade receivables, net	143,423	—		—		143,423
Inventories	44,386	25,483		31,309	(2)	101,178
Deposit for acquisition	45,631	—		(45,631	)(1)	—
Other current assets	32,761	550		—		33,311

Total current assets	343,321	26,033		(14,322)		355,032
Property, plant and equipment, net	69,890	38,800		12,745	(3)	121,435
Other assets	47,656	—		(6,004	) (1)(4)	41,652
Deposit for acquisition	404,369	—		(404,369	)(1)	—
Goodwill	105,645	66,000		174,024	(1)	345,669
Intangibles, net	457	276,850		(140,950	)(5)	136,357

Total assets	$971,338	$407,683		$(378,876)		$1,000,145

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,875	$—		$—		$1,875
Accounts payable	50,300	815		—		51,115
Accrued compensation	19,847	2,124		5,378	(6)	27,349
Other accrued expenses	43,429	1,814		429	(7)	45,672

Total current liabilities	115,451	4,753		5,807		126,011
Long-term debt, net of current portion:
Term loan	248,125	—		—		248,125
2.50% convertible senior subordinated notes	350,000	—		—		350,000
3 ½% convertible senior subordinated notes	31,438	—		(2,996	)(8)	28,442
Other liabilities	20,142	281		46,097	(9)	66,520

Total liabilities	765,156	5,034		48,908		819,098

Total assets to be sold in excess of liabilities	—	402,649		(402,649	)(10)	—
Stockholders’ equity:
Preferred stock	—	—		—		—
Common stock	355	—		2	(8)	357
Additional paid-in-capital	275,666	—		3,601	(8)	279,267
Retained earnings (accumulated deficit)	(82,813)	—		(28,738	)(8)(11)	(111,551)
Accumulated other comprehensive income	12,997	—		—		12,997
Less treasury stock, at cost	(23)	—		—		(23)

Total stockholders’ equity	206,182	—		(25,135)		181,047
Total liabilities and total assets to be sold in excess of liabilities	—	$407,683

Total liabilities and stockholders’ equity	$971,338		$	(378,876)		$1,000,145

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to the Business’ tangible and intangible assets and liabilities based on their estimated fair values as of the date of completion of the Acquisition. The preliminary estimated consideration is allocated as follows:

Amount
(In thousands)
Calculation of consideration:
Cash consideration to Pfizer	$450,000
Estimated direct transaction fees and expenses (see note (4))	5,916

Total consideration	455,916
Preliminary allocation of consideration:
Book value of Pfizer’s surgical ophthalmic business net assets to be sold	402,649
Adjustments to historical net book value:
Inventory (see note (2))	31,309
Property, plant and equipment (see note (3))	12,745
Intangible assets (see note (5))	(140,950)
Severance liability (see note (6))	(5,378)
Contract termination and patent assignment costs (see note (7))	(486)
Increase to pension liability (see note (9))	(874)
Non-current deferred tax liability (see note (9))	(45,223)
In-process research and development (see note (11))	28,100

Adjustment to goodwill	$174,024

A final determination of fair values, may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of the Business that exist as of June 26, 2004, the date of the completion of the Acquisition. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

(2)	Represents the estimated purchase accounting adjustment to capitalized manufacturing profit in Pfizer inventory. This amount was estimated as part of the initial assessment of the fair value of assets acquired and liabilities assumed. The amount ultimately allocated to inventory may differ from this preliminary allocation.

(3)	Represents the estimated purchase accounting adjustment to record property, plant and equipment at estimated fair values. This adjustment is preliminary and is based on management’s estimates. The amount ultimately allocated to property, plant and equipment may differ from this preliminary allocation.

(4)	Includes the write-off of $0.1 million of deferred financing fees relating to the $3.0 million of 3½% Notes exchanged for common stock in the third quarter of 2004. Also includes the capitalized transaction fees and expenses of $5.9 million.

(5)	Of the total estimated purchase price, $135.9 million has been allocated to technology rights that are expected to be amortized over a weighted average life of 12.8 years. This adjustment is preliminary and is based on management’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation.

(6)	Represents the adjustment to record a severance liability for Pfizer employees to be terminated.

(7)	Represents adjustments to record contract termination and patent assignment costs and reflect the tax impact of the write-off of deferred financing fees (see note (4)).

(8)	Represents adjustments to reflect the exchange of $3.0 million of 3 1/2% Notes for common stock in the third quarter of 2004, the related write-off of deferred financing fees and the $0.6 million premium paid.

(9)	Represents the adjustment to increase a defined benefit pension plan liability to conform with Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” and the estimated impact on deferred tax liabilities of purchase accounting adjustments of $45.2 million (see note (1)). The estimate of deferred tax liabilities is based on an estimated statutory rate of 29%.

(10)	Represents the adjustment to reflect the elimination of the components of the historical assets of the Business to be sold in excess of liabilities totaling $402.6 million.

(11)	Represents the estimated charge for in-process research and development of $28.1 million. This adjustment is preliminary and is based on management’s estimates. The amount ultimately allocated to in-process research and development may differ from this preliminary allocation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2003
For the Year Ended December 31, 2003

			Historical
	Historical		Acquired	Pro Forma		Pro Forma
	AMO		Business	Adjustments(1)		Combined
	(In thousands, except per share data)
Net sales	$601,453		$146,980	$—		$748,433
Cost of sales	227,811		70,094 (2)	2,091	(2)	299,996

Gross profit	373,642			(2,091)		448,437
Selling, general and administrative	276,695		58,257	(337	)(3)	334,615
Research and development	37,413		2,788	—		40,201

Operating income	59,534			(1,754)		73,621
Non-operating expense (income):
Interest expense	24,224	(4)	—	12,343	(4)	36,567
Unrealized loss on derivative instruments	246		—	—		246
Other, net	17,802	(6)	—	—		17,802

Earnings (loss) before income taxes	17,262			(14,097)		19,006
Provision (benefit) for income taxes	6,905		—	698	(8)	7,603

Net earnings (loss)	$10,357			$(14,795)		$11,403

Business total direct expenses			131,139

Direct revenue in excess of direct expenses			$15,841

Net earnings per share:
Basic	$0.36					$0.33
Diluted	$0.35					$0.32
Weighted average number of shares outstanding:
Basic	29,062					35,009	(9)
Diluted	29,644					35,591	(9)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 25, 2004
For the Six Months Ended June 25, 2004

		Historical
	Historical	Acquired	Pro Forma		Pro Forma
	AMO	Business	Adjustments(1)		Combined
	(In thousands, except per share data)
Net sales	$319,048	$74,877	$—		$393,925
Cost of sales	123,683	21,623	1,569	(2)	146,875

Gross profit	195,365		(1,569)		247,050
Selling, general and administrative	148,086	32,152	(3,568	) (3)	176,670
Research and development	19,213	1,424	—		20,637

Operating income	28,066		1,999		49,743
Non-operating expense (income):
Interest expense	10,951	—	4,882	(4)	12,212
			(3,621	)(5)
Unrealized gain on derivative instruments	(526)	—	—		(526)
Other, net	123,268	—	(122,713	) (7)	555

Earnings (loss) before income taxes	(105,627)		123,451		37,502
Provision for income taxes	2,167	—	10,959	(8)	13,126

Net earnings (loss)	$(107,794)		$112,492		$24,376

Business total direct expenses		55,199

Direct revenue in excess of direct expenses		$19,678

Net earnings per share:
Basic	$(3.59)				$0.68
Diluted	$(3.59)				$0.64	(10)
Weighted average number of shares outstanding:
Basic	30,065				36,012	(9)
Diluted	30,065				38,619	(10)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Reclassifications between cost of sales and selling, general and administrative expense have been made to the historical presentation of the Business in order to conform to the pro forma condensed combined presentation.

The pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the six months ended June 25, 2004 do not reflect the impact on cost of sales of $20.3 million (net of tax impact of $11.0 million) and $10.2 million (net of tax impact of $5.5 million), respectively, of manufacturing profit that will be capitalized in inventory as a result of the application of purchase accounting to the Acquisition, as such amounts are not expected to have a continuing impact on our operations.

The pro forma condensed combined statement of operations for the year ended December 31, 2003 does not reflect the impact on non-operating expense of (1) $89.1 million relating to the value of equity issued in excess of the conversion price in the Private Exchanges, (2) $23.3 million of premium paid in the Private Exchanges or (3) $6.5 million (net of tax impact of $4.3 million) of tender offer premium and consent payments for our 9¼% senior subordinated notes, as such amounts are not expected to have a continuing impact on our operations.

The pro forma condensed combined statement of operations for the year ended December 31, 2003 does not reflect the impact on interest expense of a fee paid to our senior credit facility lenders for their commitment to provide $450 million to fund the Acquisition in the event certain other financing transactions were not completed or the write-off of deferred financing fees, original issue discount and recognition of realized gains on interest rate swaps aggregating $2.2 million (net of tax impact of $1.4 million) relating to the tender offer and consent solicitation for our 9¼% senior subordinated notes, the Private Exchanges and the repayment of the Japan term loan, as such amounts are not expected to have a continuing impact on our operations.

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of the Business that exist as of June 26, 2004, the date of the completion of the Acquisition, and will include a significant charge to in-process research and development, which has been excluded from the pro forma condensed combined statements of operations. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.

(2)	Cost of sales of the Business for the year ended December 31, 2003 includes the impact of $32.8 million of manufacturing profit capitalized in inventory as a result of the application of purchase accounting to Pfizer’s April 2003 purchase of Pharmacia.

The adjustment to the pro forma condensed combined statement of operations for the year ended December 31, 2003 reflects a $0.9 million increase in depreciation expense related to management’s preliminary estimate of the fair value of property, plant and equipment acquired and a $1.2 million increase related to the reclassification of direct distribution costs included in selling, general and administrative expenses of the Business.

The adjustment to the pro forma condensed combined statement of operations for the six months ended June 25, 2004 reflects an immaterial increase in depreciation expense related to management’s preliminary estimate of the fair value of property, plant and equipment and a $1.6 million increase related to the reclassification of direct distribution costs included in selling, general and administrative expenses of the

Business.

These adjustments are preliminary and are based on management’s estimates. The amount ultimately allocated to property, plant and equipment may differ from this preliminary allocation and will be based on management’s final valuation of the fair value of property, plant and equipment.

(3)	The adjustment to the pro forma condensed combined statement of operations for the year ended December 31, 2003 reflects a $1.2 million decrease related to the reclassification of direct distribution costs included in selling, general and administrative expenses of the Business and a $0.9 million increase in amortization of intangibles related to management’s preliminary estimate of the fair value of intangible assets acquired.

The adjustment to the pro forma condensed combined statement of operations for the six months ended June 25, 2004 reflects a $1.6 million decrease related to the reclassification of direct distribution costs included in selling, general and administrative expenses of the Business and a $2.0 million decrease in amortization of intangibles related to management’s preliminary estimate of the fair value of intangible assets acquired.

These adjustments are preliminary and are based on management’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation and will be based on management’s final valuation of the acquired intangible assets.

(4)	The adjustments to the pro forma condensed combined statements of operations for the year ended December 31, 2003 and the six months ended June 25, 2004 reflect pro forma interest expense resulting from the new debt capital structure based on LIBOR of 1.58% as of June 25, 2004, as follows:

		Six Months
	Year Ended	Ended
	December 31, 2003	June 25, 2004
	(In thousands)
Pro forma adjustment to interest expense:
2.50% convertible senior subordinated notes(a)	$8,750	$4,375
Term loan(b)	9,575	4,788
Amortization of deferred financing costs(c)	3,012	1,506

Pro forma interest expense	21,337	10,669
Less interest expense on existing debt refinanced:
3 ½% convertible senior subordinated notes	(2,386)	(2,361)
9 1/4% senior subordinated notes	(6,363)	(3,181)
Repayment of Japan term loan	(245)	(245)

Pro forma adjustment	$12,343	$4,882

(a)	Reflects pro forma interest expense on the $350.0 million of outstanding 2.50% Notes at an interest rate of 2.50%.

(b)	Reflects pro forma interest expense on the $250.0 million term loan under our amended senior credit facility at an assumed interest rate of LIBOR plus 2.25%. A 0.125% change in interest rates would result in a change in the pro forma interest expense of $0.3 million related to the floating interest rate of the term loan.

(c)	Reflects amortization of deferred financing fees over the expected term of the related instrument (five years for the term loan and five and a half years for the 2.50% Notes).

Interest expense of AMO for the year ended December 31, 2003 includes the impact of $5.8 million related to the pro rata write-off of deferred financing fees and original issue discount of $7.8 million and recognition of a pro rata portion of net realized gains on interest rate swaps of $2.0 million associated with the prepayment of a term loan in June 2003, the consummation of a “Modified Dutch Auction” tender offer in July 2003 for $115.0 million principal amount of our 9¼% senior subordinated notes, and the repurchase in September 2003 of $15.0 million of our 9¼% senior subordinated notes.

(5)	Reflects the adjustment to decrease interest expense for the write-off of deferred financing fees, original discount and recognition of realized gains on interest rate swaps and the commitment fee paid to senior credit facility lenders resulting from the tender offer and consent solicitation, the Private Exchanges and the repayment of the Japan term loan aggregating $3.6 million, as such amounts are not expected to have a continuing impact on our operations.

(6)	Other, net of AMO for the year ended December 31, 2003 includes the impact of a charge of $16.8 million, consisting of the aggregate premium of $19.4 million paid in connection with the July 2003 “Modified Dutch Auction” tender offer for, and the subsequent repurchase in September 2003 of, a portion of our 9¼% senior subordinated notes and a foreign currency gain of $2.6 million resulting from the settlement of certain intercompany amounts and related transfer of cash utilized to repurchase the 9¼% senior subordinated notes in the “Modified Dutch Auction” tender offer and for the prepayment of the AMO term loan during 2003.

(7)	Reflects the adjustment to decrease Other, net by (1) $89.1 million relating to the value of equity issued in excess of the conversion price in the Private Exchanges; (2) $22.8 million of premium paid in the Private Exchanges and (3) $10.8 million of tender offer premium and consent payments for the 9¼% senior subordinated notes, as such amounts are not expected to have a continuing impact on our operations.

(8)	Reflects the pro forma tax effect of the above adjustments at an estimated combined effective tax rate of 40% and 35% for the year ended December 31, 2003 and for the six months ended June 25, 2004, respectively.

(9)	Reflects the issuance of 5,947,482 shares of our common stock in the Private Exchanges.

(10)	Includes the dilutive effect of approximately 1.9 million shares for stock options and 0.7 million shares for the 3½% Notes not repurchased as part of the Private Exchanges and the after tax impact of $0.3 million of interest expense for the 3½% Notes not purchased as part of the Private Exchanges as follows:

Net earnings	$24,376
Interest expense, after tax, for 3½% Notes included in net earnings	335

Adjusted net earnings	$24,711

Basic shares outstanding	36,012
Dilutive effect of stock options and awards	1,915
Dilutive effect of 3½% Notes	692

Diluted shares outstanding	38,619

Diluted earnings per share	$0.64

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

	By:	/s/ Aimee S. Weisner

Date: September 9, 2004	Aimee S. Weisner
Corporate Vice President,
General Counsel and Secretary

9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Registered Certified Public Accountants